EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Teck Cominco Limited's Annual Report for the year ended December 31, 2004 on Form 40-F and its Registration Statement on Form F-9 (Registration No. 333-92116) of our report dated February 4, 2005 relating to the consolidated financial statements, which appears in the Annual Report to Shareholders.


/s/ PricewaterhouseCoopers LLP

Chartered Accountants
Vancouver, British Columbia
March 31, 2005